UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  February 18, 2008

Power of the Dream Ventures, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)
000-52289	51-0597895
(Commission File Number)	(IRS Employer Identification No.)

1095 Budapest, Soroksari ut 94-96, Hungary
(Address of principal executive offices, Zip Code)

Registrant’s telephone number, including area code:	+36-1-456-6061

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐  Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant

On February 19, 2008, the Company, on the recommendation of its board of directors, dismissed Marcum & Kliegman LLP (“M&K”) as its independent registered public accounting firm.

M&K did not issue any audit reports on the financial statements of the Company during its engagement.

For the fiscal years ended December 31, 2007 and 2006 and through the date of this Current Report, there were: (i) no disagreements between the Company and M&K on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of M&K, would have caused M&K to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years.

The Company requested that M&K furnish it with a letter addressed to the Securities and Exchange Commission confirming its dismissal by the Company and whether or not it agrees with the statements made by the Company in this Current Report on Form 8-K/A. A copy of the letter furnished by M&K in response to that request, dated February 28, 2008, is filed as Exhibit 16.1 to this Form 8-K/A.

(b) On February 18, 2008, BDO Kontroll (“BDO”), was engaged as the Company’s independent certified accountants. BDO was previously engaged as the independent certified accountants for Vidatech Kft., the Company’s wholly-owned subsidiary, during the period from April 26, 2006 (Inception) to December 31, 2006 and the interim period from January 1, 2007 to April 10, 2007 (on which date the Company acquired all of the issued and outstanding equity interest of Vidatech).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter of Marcum & Kliegman LLP, dated February 28, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER OF THE DREAM VENTURES, INC.

By:	/s/ Viktor Rozsnyay
Name: Viktor Rozsnyay
Title: President and Chief Executive Officer

Dated: February 28, 2008